Gold Flora Reports on Voting Results from the 2024 Annual General Meeting of Stockholders

Costa Mesa, CA – June 14, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM) a leading vertically-integrated California cannabis company, today announced the results of its Annual General Meeting of Stockholders (the “Meeting”) held today via live online webcast. Each of the matters voted upon at the Meeting is discussed in detail in the Company’s proxy statement dated April 29, 2024 (the “Proxy Statement”), which is available online under the Company’s profile on SEDAR+ (www.sedarplus.ca) and on EDGAR (https://www.sec.gov/edgar).

A total of 101,786,999 votes were cast or represented by proxy at the Meeting, representing approximately 35.39% of the outstanding shares of common stock as of the record date.

A total of 65,652,107 votes (including “for”, “against” or “abstained”, but excluding “non-votes”) were voted in connection with the election of directors. The voting results (excluding non-votes) in relation to the election of directors were as follows:

	Number and Percentage of Votes Cast
Name of Director	Votes For	Percentage For	Votes Against/ Abstained	Percentage Against / Abstained
Laurie Holcomb	65,006,286	99.02%	645,731	0.98%
Michael W. Lau	64,433,809	98.14%	1,218,208	1.86%
Heather Molloy	64,578,216	98.36%	1,073,801	1.64%
Jeffery Sears	64,578,059	98.36%	1,073,958	1.64%
Al Foreman	64,627,745	98.44%	1,024,272	1.56%
Mark Castaneda	64,568,529	98.35%	1,083,488	1.65%

The resolution with respect to the ratification of the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, put before shareholders for consideration and approval at the Meeting, as described in the Proxy Statement, was duly approved by the requisite number of votes.

About Gold Flora Corporation

Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates a robust portfolio of 10 cannabis brands, which are sold through its 16 retail dispensaries and, through its Stately Distribution business, to retailers throughout California. Its retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level.

Gold Flora Corporation operates an indoor cultivation canopy of approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. The Company can expand further, adding approximately 240,000 square feet of canopy on already entitled additional acreage. Importantly this opportunity is unique and can be timed to meet market demand. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities, as well as Stately Distribution. The centralized location provides for optimal security and logistic benefits and protects the product as it moves though the Company's overall pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gold Flora, Gramlin, Cruisers, CURRENT, Roll Bleezy, Sword & Stoned, Aviation Cannabis, Jetfuel Cannabis, Caliva, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.
For the latest news, activities, and media coverage, please visit www.goldflora.com.

Forward Looking Statements

This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Investor Contact:
ir@goldflora.com